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                                                                     EXHIBIT 23






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our reports dated February 26, 1999, accompanying the financial statements and schedule of The Parts Source, Inc. (d/b/a Ace Auto Parts) that are included in the Company's Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of The Parts Source, Inc. (d/b/a Ace Auto Parts) on Form S-8 (File No. 333-30319, effective June 30, 1997).


                                          GRANT THORNTON LLP




Tampa, Florida
February 26, 1999